UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2012

TRANSDEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52998	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

437 South Highway 101, Ste 209, Solana Beach, CA	92075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 433-2800

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 23, 2012, the Company received a notification from Financial Industry Regulatory Authority (“FINRA”) that effective February 24, 2012, the Company’s 1-for-8 reverse split of its common stock related to its amendment of its Certificate of Incorporation would take effect. The Delaware Secretary of State will make effective the amendments to the Company’s Articles of Incorporation related to the change in the name of the Company to Imprimis Pharmaceuticals, Inc., the increase in the Company’s common stock and the 1-for-8 reverse stock split on February 29, 2012.

Item 8.01.  Other Events.

On February 23, 2012, the Company received a notification from FINRA that effective February 24, 2012, the Company’s 1-for-8 reverse split of its common stock would take effect, and that the Company’s name change to Imprimis Pharmaceuticals, Inc. would be reported on February 23, 2012 on the FINRA “Daily List.”  The Company’s new stock symbol will temporarily be TDLPD. The “D” will be removed 20 business days from the FINRA effective date (February 24, 2012) and following this date, the Company’s new stock symbol will be IMMY.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDEL PHARMACEUTICALS, INC.

Dated:  February 24, 2012

/s/  Mark L. Baum, Esq.

Name: Mark L. Baum, Esq.

Title: Secretary and Chairman of the Board of Directors